UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008

QUICKSILVER RESOURCES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale Street
Fort Worth, Texas 76104
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 27, 2008, Quicksilver Resources Inc. (“Quicksilver”) and certain of its subsidiaries entered into the Fifth Supplemental Indenture to the Indenture (the “Supplemental Indenture”), dated as of December 22, 2005, between Quicksilver and The Bank of New York Trust Company, N.A., as trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), in connection with the offer and sale of $475 million aggregate principal amount of Quicksilver’s 7¾% Senior Notes due 2015.

Quicksilver will pay interest on the notes each February 1 and August 1, beginning February 1, 2009.  The notes will mature on August 1, 2015.  Quicksilver may redeem the notes on or after August 1, 2012 at the redemption prices described in the Indenture.  Prior to August 1, 2012, Quicksilver may redeem the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make whole” premium described in the Indenture.  Prior to  August 1, 2011, Quicksilver may redeem up to 35% of the notes using proceeds of certain equity offerings.

The Indenture contains covenants, which include limitations on indebtedness, limitations on restricted payments, limitations on liens, limitations on restrictions or distributions from restricted subsidiaries, limitations on sales of assets and subsidiary stock, limitations on affiliate transactions and limitations on merger and consolidation.

The Indenture contains customary events of default, including: (a) Quicksilver’s failure to pay principal or premium, if any, on any note when due at maturity; (b) Quicksilver’s failure to pay any interest on any note for 30 days after the interest becomes due; (c) Quicksilver’s failure to comply with its obligations under the merger and consolidation covenant; (d) Quicksilver’s failure to comply with its obligations under the change of control provisions of the Supplemental Indenture or any of the covenants described above for 30 days after written notice thereof; (e) Quicksilver’s failure to perform, or its breach of, any other covenant in the Indenture for 60 days after written notice thereof; (f) Quicksilver’s failure to redeem or repurchase any note when required to do so; (g) nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Quicksilver or a significant subsidiary, the unpaid principal amount of which is not less than $15 million, which default results in the acceleration of the maturity of the indebtedness; (h) specified events of bankruptcy, insolvency or reorganization involving Quicksilver or a significant subsidiary; (i) Quicksilver’s (or certain subsidiaries’) failure to pay final judgments aggregating in excess of $15 million which are not paid, discharged or stayed for a period of 60 days; and (j) any subsidiary guarantee of a significant subsidiary or group of subsidiary guarantors that would constitute a significant subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture).

If an event of default resulting from specified events involving Quicksilver’s or a significant subsidiary’s bankruptcy, insolvency or reorganization has occurred and is continuing, the Indenture provides that the principal of, premium, if any, and accrued interest on the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. If any other event of default occurs and is continuing, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the notes may declare the principal amount of all the notes to be due and payable immediately.

The Fifth Supplemental Indenture is filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Item 2.03.	Creating a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

  (d) Exhibits:

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of June 27, 2008, among Quicksilver Resources Inc., the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President -
Chief Financial Officer

Date: June 30, 2008

Index to Exhibits

Exhibit Number	Description
4.1	Fifth Supplemental Indenture, dated as of June 27, 2008, among Quicksilver Resources Inc., the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.